Massachusetts



                         MORTGAGE AND SECURITY AGREEMENT

                            Dated as of: May 24, 1996

                                in the amount of

                                   $25,000,000

                                   SWANK, INC.

                              having an office at:

                                 6 Hazel Street
                         Attleboro, Massachusetts 02703

                                 the Mortgagor,

                                       TO

                 IBJ SCHRODER BANK & TRUST COMPANY, AS ACM AGENT

                              having an office at:

                                One State Street
                            New York, New York 10004


                                  the Mortgagee


                   After recording, please return by mail to:

                                HAHN & HESSEN LLP
                                350 Fifth Avenue
                            New York, New York 10118

                         Attention: Mark D. Graham, Esq.


                        This instrument was prepared by:
                              Mark D. Graham, Esq.
                                Hahn & Hessen LLP
                                350 Fifth Avenue
                            New York, New York 10118




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                         MORTGAGE AND SECURITY AGREEMENT




                  THIS MORTGAGE AND SECURITY AGREEMENT, made as of the day of May, 1996 by SWANK, INC., a Delaware corporation having an office at 90 Park Avenue, New York, New York 10016 (the "Mortgagor"), to IBJ SCHRODER BANK & TRUST COMPANY, as ACM Agent (as hereinafter defined), having an office at 6 Hazel Street, Attleboro, Massachusetts 02703, for itself and as agent for the lenders now or hereafter named in the Loan Agreement, as such term is hereinafter defined (the "Mortgagee").

                           WITNESSETH, pursuant to a certain Revolving Credit
and Security Agreement dated as of May 24, 1996 by and between the Mortgagor, as borrower, and IBJ Schroder Bank & Trust Company ("IBJS"), General Electric Capital Corporation ("GECC") and various other financial institutions which now or hereafter become parties thereto, (IBJS, GECC and such other financial institutions, individually, a "Lender" and, collectively, the "Lenders"), IBJS and GECC as agents for the Lenders (IBJS and GECC, in such capacity, the "Co-Agents") and IBJS as administrative and collateral monitoring agent for the Lenders (IBJS, in such capacity, the "ACM Agent") (the "Loan Agreement"), the Lenders have agreed to make and the Mortgagor has agreed to accept the following certain loan in the maximum aggregate principal amount of $25,000,000: a revolving credit loan in the principal amount of up to $25,000,000 to be advanced, or advanced, repaid and readvanced pursuant to the Loan Agreement and evidenced by (i) a Revolving Credit Note dated of even date herewith payable to IBJS in the principal amount of $12,500,000 and (ii) a Revolving Credit Note dated of even date herewith payable to GECC in the principal amount of $12,500,000 (collectively, the "Note"). Pursuant to the Loan Agreement, the Mortgagee has been designated as the agent for the ratable benefit of the present or future holders of the Indebtedness (as hereinafter defined) secured by this Mortgage.
The Note shall mature on April 30, 1999.

                  WITNESSETH, that to secure the payment of the maximum principal sum of TWENTY FIVE MILLION ($25,000,000) DOLLARS lawful money of the United States, as evidenced by the Loan Agreement and the Note, or so much as is outstanding from time to time, to be paid according to the Loan Agreement and the Note, as said Loan Agreement and Note may be hereinafter modified, amended, extended, renewed or substituted for, and any and all sums, amounts and expenses paid hereunder or thereunder by the Mortgagee according to the terms hereof and all other obligations and liabilities of the Mortgagor under this Mortgage, the Loan Agreement and Note, together with all interests on the said indebtedness, obligations, liabilities, sums, amounts and expenses and any and all other obligations and liabilities now due and owing or to the extent allowed by law, which may hereafter be or become due and owing by the Mortgagor to the Mortgagee until paid, (all of the aforesaid are hereinafter collectively, the "Indebtedness"). Subject to the Permitted Encumbrances (as defined in the Loan Agreement) the Mortgagor, as hereinafter provided, hereby mortgages, grants,

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bargains, sells, warrants, conveys, alienates,  remises, releases, assigns, sets over and confirms to the Mortgagee and grants to the Mortgagee a security interest in:

                  I. All of the right, title and interest of the Mortgagor in and to that certain lot, piece or parcel of land (the "Real Property") more particularly described as on Schedule "A" annexed hereto and made a part hereof; and

                  II. All of the right, title and interest of the Mortgagor in and to the buildings and improvements (hereinafter, collectively, together with all building equipment, the "Improvements") now or hereafter located on the Real Property and all of its right, title and interest, if any, in and to the streets and roads abutting the Real Property to the center lines thereof, and strips and gores within or adjoining the Real Property, the air space and right to use said air space above the Real Property, all rights of ingress and egress by motor vehicles to parking facilities on or within the Real Property, all easements now or hereafter affecting and benefiting the Real Property or the Improvements, all royalties and all rights appertaining to the use and enjoyment of the Real Property or the Improvements, including, without limitation, alley, drainage, crop, timber, agricultural, horticultural, mineral, water, oil and gas rights; and

                  III. All of the right, title and interest of the Mortgagor, if any, in and to all fixtures and all of the Mortgagor's articles of personal property and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached to, or contained in, the Real Property and/or the Improvements or placed on any part thereof, though not attached thereto, including, but not limited to, all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerator and/or compacting and elevator plants, stoves, ranges, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings and fixtures, and the trade name, good will and books and records relating to the business operated on the Real Property and/or the Improvements. Without limiting the foregoing, the Mortgagor hereby grants to the Mortgagee a security interest in all of its present and future "equipment" and "general intangibles" (as said quoted terms are defined in the Uniform Commercial Code of the State wherein the Real Property and/or the Improvements are located) and the Mortgagee shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by the Mortgagor to the Mortgagee, all of the rights and remedies of a "secured party" under the said Uniform Commercial Code. To the extent permitted under applicable law, this Mortgage shall be deemed to be a "security agreement" (as defined in the aforesaid Uniform Commercial Code). If the lien of this Mortgage is subject to a security interest covering any such personal property, then all of the right, title and interest of the Mortgagor in and to any and all such property is hereby assigned to the Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by the Mortgagor; and


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                  IV. All of the right,  title and interest of the  Mortgagor in and to all leases, lettings and licenses of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby, or any part thereof, now or hereafter entered into and all right, title and interest of the
Mortgagor  thereunder,   including,  without  limitation,  cash  and  securities
deposited thereunder, the right to receive and collect the rents, issues and profits payable thereunder and the right to enforce, whether by action at law or in equity or by other means, all provisions, covenants and agreements thereof; and

                  V. All right, title and interest of the Mortgagor in and to all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor and, subject to the terms and conditions of the Loan Agreement, all proceeds of the conversion, voluntary or involuntary, of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby, or any part thereof, into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby or any easement therein, including, but not limited to, awards for any change of grade of streets; and

                  VI. All right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of and all additions and appurtenances to the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby, hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby, and all conversions of the security constituted thereby which, immediately upon such acquisition, release, construction, assembling, placement or conversion as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein (the Real Property and the Improvements, together with the fixtures and other property, rights, privileges and interests encumbered or conveyed hereby hereinafter, collectively, the "Premises").

                  TO HAVE AND TO HOLD the Premises unto the Mortgagee and its successors and assigns until the Indebtedness is paid in full.

                  AND the Mortgagor covenants and agrees with the Mortgagee as follows:



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                                    ARTICLE I

                 Representations and Warranties of the Mortgagor

                  The Mortgagor represents and warrants to the Mortgagee as follows:

                  Section 1.01. Title to the Premises. (i) The right, title and interest of the Mortgagor constitutes good and insurable title to the Premises, subject only to those exceptions to title in respect of the Real Property and the Improvements set forth in the title insurance policy issued by Lawyers Title Insurance Company insuring the lien of this Mortgage (the "Title Binder") and to other Permitted Encumbrances; (ii) the Mortgagor has full power and lawful authority to encumber the Premises in the manner and form set forth hereunder;
(iii) the Mortgagor owns all fixtures and articles of personal property now or hereafter comprising part of the Premises, subject to the rights of space tenants in and to any such fixtures, personal property or installations, including any substitutions or replacements thereof free and clear of all liens and claims other than the matters set forth in this Section including, but not limited to, the Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable second lien on the Premises subject only to the title exceptions set forth in clause (i) of this Section and the lien of the Prior Mortgage (as hereinafter defined); and (v) the Mortgagor will preserve such title, and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whatsoever.

                  Section 1.02.  Intentionally Omitted.

                  Section 1.03. Flood Insurance Status. The Premises are not located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as same may have been amended to date.

                  Section 1.04. Operation of the Premises. (i) The Mortgagor has all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the operation of the Premises or any part thereof, and all required environmental permits, all of which as of the date of the signing hereof are in full force and effect and not, to the knowledge of the Mortgagor, subject to any revocation, amendment, release, suspension, forfeiture or the like, (ii) the present use and/or occupancy of the Premises and/or Improvements does not conflict with or violate any such certificate, license, authorization, registration, permit and/or approval, or any applicable law, ordinance, statute, rule, order, requirement or regulation and (iii) the Mortgagor has delivered to the Mortgagee, prior to the signing hereof, duplicate originals or appropriately certified copies of all such


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certificates, licenses, authorizations, registrations, permits and/or approvals.

                  Section 1.05. Use of Proceeds of the Note. All the proceeds of the Note shall be used for business or commercial purposes, and none of the proceeds of the Note shall be used for personal, family or household purposes.



                                                      ARTICLE II

                                              Covenants of the Mortgagor

                  Section 2.01. Payment of the Indebtedness. The Mortgagor will punctually pay the Indebtedness in accordance with the terms and conditions of the Loan Agreement.

                  Section 2.02. Maintenance of the Improvements. (i) The Mortgagor shall maintain the Improvements in good repair, shall comply with the requirements of any governmental authority claiming jurisdiction over the Premises within the lesser of thirty (30) days after an order (an "Order") containing such requirement has been issued by any such authority (unless such requirement cannot be complied with within such thirty (30) day period, in which event Mortgagor shall have such longer period as necessary to cause compliance provided, however, that Mortgagor shall promptly commence and diligently prosecute to completion such compliance and provided, further, that such period shall not exceed the time required pursuant to the terms of such Order, as such time may be extended from time to time by any such authority) or the time required pursuant to the terms of such Order, as such time may be extended from time to time by any such authority and shall permit the Mortgagee to enter upon the Improvements and inspect the Improvements at all reasonable hours and without prior notice. The Mortgagor shall not, without the prior written consent of the Mortgagee, threaten, commit, permit or suffer to occur any waste or except as may be expressly permitted under the terms of the Loan Agreement, the material alteration, demolition or removal of the Improvements or any part thereof; provided, however, that fixtures and articles of personal property owned by Mortgagor may be removed from the Improvements if the Mortgagor concurrently therewith replaces same with equivalent items which do not reduce the value of the Premises or the Improvements, free of any lien, charge or claim superior to the lien and/or security interest created hereby, except as otherwise provided for in the Loan Agreement.

                        (ii) Nothing in this Section 2.02 shall require the compliance by the Mortgagor with any Order so long as (a) the failure so to do shall not be a default or event of default under any other mortgage or security agreement affecting the Premises, any part thereof or interest therein, (b) the failure so to do shall not result in the voiding, rescission or invalidation of the certificate of occupancy or any other license, certificate, permit


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or registration  in respect of the Premises,  (c) the failure so to do shall not prevent, hinder or interfere with the lawful use and occupancy of the entirety of the Improvements for their present use and occupancy, (d) the failure so to do shall not void or invalidate any insurance maintained by the Mortgagor in respect of the Premises, or result in a material increase of any premium therefor or a material decrease in any coverage provided thereby, and (e) the Mortgagor in good faith and at its own expense shall contest the Order or the validity thereof by appropriate legal proceedings, which proceedings must operate to prevent (1) the occurrence of any of the events described in the preceding clauses (a) through (d) of this paragraph (ii) and (2) the collection or other realization on any sums due or payable as a consequence of the Order, and/or the sale or forfeiture of the Premises, any part thereof or interest therein; provided that during such contest the Mortgagor shall, at the option of the Mortgagee and only to the extent required under the Loan Agreement, provide security reasonably satisfactory to the Mortgagee assuring the discharge of the Mortgagor's obligations hereunder and of any interest, charge, fine, penalty, fee or expense arising from or incurred as a result of such contest; and provided further if at any time compliance with any obligation imposed upon the Mortgagor by the Order shall become necessary to prevent (1) the occurrence of any of the events described in clauses (a) through (d) of this paragraph (ii) or
(2) the delivery of a deed conveying the Premises or any portion thereof or interest therein because of noncompliance, or (3) the imposition of any penalty, fine, charge, fee, cost or expense on the Mortgagee, then the Mortgagor shall comply with the Order in sufficient time to prevent the occurrence of any such events, the delivery of such deed, or the imposition of such penalty, fine, charge, fee, cost or expense on the Mortgagee.

                  Section 2.03. Insurance; Coverage. The Mortgagor shall keep the Improvements insured in accordance with the terms of the Loan Agreement. The Mortgagor shall additionally keep the Improvements insured against loss by flood if the Premises are located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which the Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor acts thereto) in an amount at least equal to the outstanding Indebtedness or the maximum limit of coverage available with respect to the Improvements under said Act, whichever is less, and in a company or companies to be approved by the Mortgagee, which approval shall not be unreasonably withheld or delayed.

                  Section 2.04. Insurance; Proceeds. The Mortgagor shall give the Mortgagee prompt notice of any loss covered by insurance and the Mortgagee shall have the right to join the Mortgagor in adjusting any loss in excess of $100,000. Except as otherwise provided in this Mortgage, the Mortgagee shall have the option, in its sole discretion, to apply any insurance proceeds it may receive pursuant to Section 2.03, or otherwise, to the payment of the


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Indebtedness  or to allow all or a portion of such  proceeds  to be used for the restoration of the Improvements,  subject, however, to the provisions of Section
2.06 hereof. In the event any such insurance proceeds shall be used to reduce the Indebtedness, the same shall be applied in accordance with the terms of the Loan Agreement. In the event that the Mortgagee elects or has agreed herein to allow the use of such proceeds for the restoration of the Improvements, then such use of the proceeds shall be governed as hereinafter provided in Section 2.06.

                  Section 2.05. Restoration of the Improvements. In the event of damage or destruction of the Improvements, or any part thereof, as a result of casualty, condemnation, taking or other cause, the Mortgagor shall give prompt written notice thereof to the Mortgagee and (except in the event of impossibility of restoration or repair in the event of condemnation or other taking), provided that the insurance proceeds (if any) (or in the event of condemnation or taking, the award (if any) arising out of such condemnation or taking) recovered by the Mortgagee as herein provided are made available to Mortgagor by Mortgagee, the Mortgagor shall promptly commence and diligently continue to perform the repair, restoration and rebuilding of that portion of the Improvements so damaged or destroyed (hereinafter, the "Work") so as to restore the Improvements in full compliance with all legal requirements and so that the Improvements shall have substantially the same value and general utility as they were prior to the damage or destruction, and if the cost of the Work, as reasonably estimated by the Mortgagee, shall exceed One Hundred Thousand ($100,000) Dollars (hereinafter, collectively, "Major Work"), the Mortgagor shall, prior to the commencement of the Major Work, furnish to the Mortgagee for its approval: (i) complete plans and specifications for the Major Work, with satisfactory evidence of the approval thereof (a) by all governmental authorities whose approval is required, (b) by all parties to or having an interest in the leases, if any, of any portion of the Premises whose approval is required, and (c) by an architect reasonably satisfactory to the Mortgagee (hereinafter, the "Architect") and which shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the Major Work; and (ii) certified or photostatic copies of all permits and approvals required by law in connection with the commencement of the Major Work and as and when obtainable, the conduct of the Major Work.

                  The Mortgagor shall not commence any of the Major Work until the Mortgagor shall have complied with the applicable requirements referred to in this Section, and after commencing the Major Work the Mortgagor shall perform the Major Work diligently and in good faith substantially in accordance with the plans and specifications referred to in this Section 2.05, if applicable.

                  Section 2.06. Restoration; Advances. So long as no Event of Default (as hereinafter defined) has occurred and is continuing, the insurance proceeds recovered by the Mortgagee on


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account  of  damage  or  destruction  to the  Improvements  (if  any)  less  the reasonable cost, if any, to the Mortgagee of such recovery and of paying out such proceeds (including reasonable attorneys' fees and reasonable costs allocable to inspecting the Work and the plans and specifications therefor), shall be applied by the Mortgagee to the payment of the cost of the Work and shall be paid out from time to time to the Mortgagor and/or, at the Mortgagee's option exercised from time to time, directly to the contractor, subcontractors,
materialmen,   laborers,  engineers,  architects  and  other  persons  rendering services or materials for the Work, as said Work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which the Mortgagee may waive:

                           (i)      if the Work to be done is Major Work, as
determined by the Mortgagee, the Architect shall be in charge of the Work;

                           (ii) each request for payment shall be made on three
(3) days' prior notice to the Mortgagee and shall be accompanied by (a) a certificate of an officer of the Mortgagor specifying the party to whom (and for the account of which) such payment is to be made and (b) a certificate of the Architect if one be required under Section 2.05 above, otherwise by a certificate of an officer of the Mortgagor stating (a) that all of the Work completed has been done in substantial compliance with the approved plans and specifications, if any be required under said Section 2.05, and in accordance with all material provisions of law; (b) the sum requested is justly required to reimburse the Mortgagor for payments by the Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by the Mortgagee does not exceed the value of the Work done to the date of such certificate, and (c) that the amount of such proceeds remaining in the hands of the Mortgagee, together with any sums made available by the Mortgagor, will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Mortgagee may require an estimate of the cost of such completion);

                           (iii)     each request shall be accompanied by sworn
statements and waivers of liens, or if unavailable, lien bonds, satisfactory to the Mortgagee covering that part of the Work previously paid for, if any, and by a evidence satisfactory to the Mortgagee, that there has not been filed with respect to the Premises any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded and that there exist no encumbrances on or affecting the Premises (or any part thereof) other than encumbrances, if any, existing as of the date hereof and which have been approved by the Mortgagee;



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                           (iv)   no event shall have occurred and be continuing
which with the passage of time or the giving of notice, or both, would constitute an Event of Default;

                           (v)    the request for any payment after the Work has
been completed shall be accompanied by certified copies of all certificates, permits, licenses, waivers and/or other documents required by law (or pursuant to any agreement binding upon the Mortgagor or affecting the Premises or any part thereof) to render occupancy of the Premises legal; and

                           (vi)     the Work can be completed not later than one
(1) month prior to the expiration of the Term as defined in the Loan Agreement; and

                           (vii)  the Mortgagor, prior to the commencement of
the Work, shall have either (i) deposited with the Mortgagee an amount equal to the difference between the cost of the Work, as estimated by the Architect, and the net insurance proceeds (or condemnation award, as the case may be) after the deduction therefrom of the cost, if any, to the Mortgagee of the recovery and paying out of such proceeds (including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor); or
(ii) provided Mortgagee with evidence reasonably satisfactory to Mortgagee that adequate funds are available to Mortgagor to complete the Work and that adequate funds will be so applied by Mortgagor; provided, however, that the amount of such deposit required hereunder (if any) shall be reduced by an amount of any deposit which is held by the Prior Mortgagee (as defined in Section 4.11 hereof) under the Prior Mortgage (as defined in Section 4.11 hereof) as a similar assurance for the completion of the Work.

                  Upon completion of the Work and payment in full therefor, or upon failure on the part of the Mortgagor promptly to commence or diligently to continue the Work, or at any time upon request by the Mortgagor, the Mortgagee may, at its option, apply the amount of any such proceeds then or thereafter in the hands of the Mortgagee to the payment of the Indebtedness, provided , however, that nothing herein contained shall prevent the Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any Event of Default.

                  In the event the Work to be done is not Major Work, as determined by the Mortgagee, then the net insurance proceeds held by the Mortgagee for application thereto shall be paid to the Mortgagor by the Mortgagee from time to time upon submission to the Mortgagee of bills and/or invoices showing costs incurred in connection with the Work, subject, however, to the foregoing provisions of this Section 2.06, except those which are applicable only if the Work to be done is Major Work, as determined by the Mortgagee.



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                  Section 2.07. Restoration by the Mortgagee.  Provided that the
Mortgagee shall make available to the Mortgagor, or is required herein to make available to Mortgagor, the insurance proceeds (if any) recovered by the Mortgagee as herein provided, if within one hundred eighty (180) days after the occurrence of any damage or destruction to the Improvements requiring Major Work in order to restore the Improvements, the Mortgagor shall not have submitted to Mortgagee plans and specifications for the repair, restoration and rebuilding of the Improvements so damaged or destroyed (approved by the Architect and by all governmental authorities and other persons or entities, if any, whose approval is required), or if, after such plans and specifications are approved by all such governmental authorities and other persons or entities, if any, and the
Mortgagee,   the  Mortgagor  shall  fail  to  commence   promptly  such  repair,
restoration and rebuilding (except by reason of force majeure), or if thereafter the Mortgagor fails diligently to continue such repair, restoration and rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such Major Work, or, in the case of any damage or destruction not requiring Major Work, as determined by the Mortgagee, in order to restore the Improvements, if the Mortgagor shall fail to repair, restore and rebuild promptly the Improvements so damaged or destroyed, then, in addition to all other rights herein set forth, and after giving the Mortgagor ten (10) days' written notice of the nonfulfillment of one or more of the foregoing conditions, the Mortgagee, or any lawfully appointed receiver of the Premises, may at their respective options, perform or cause to be performed such repair, restoration and rebuilding, and may take such other steps as they deem
advisable  to  perform  such  repair,   restoration  and  rebuilding,  and  upon
twenty-four (24) hours' prior written notice to the Mortgagor, the Mortgagee may enter upon the Improvements to the extent reasonably necessary or appropriate for any of the foregoing purposes, and the Mortgagor hereby waives, for the Mortgagor and all others holding under the Mortgagor, any claim against the Mortgagee and such receiver arising out of anything done by the Mortgagee or such receiver pursuant hereto (except for any claim arising out of the gross negligence, but not mere negligence, or willful misconduct of Mortgagee or any receiver), and the Mortgagee may, at its option, apply insurance proceeds (without the need by the Mortgagee to fulfill any other requirements of this Mortgage) to reimburse the Mortgagee, and/or such receiver for all reasonable amounts expended or incurred by them, respectively, in connection with the performance of such Work, and any excess costs shall be paid by the Mortgagor to the Mortgagee upon demand, and such payment of excess costs shall be deemed part of the Indebtedness and shall be secured by the lien of this Mortgage.

                  Section 2.08.  Intentionally Omitted.

                  Section 2.09.  Intentionally Omitted.

                  Section 2.10.  Mechanics' and Other Liens.



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                           (i)    The Mortgagor shall pay, bond or discharge of
record, from time to time, forthwith, all liens (and all claims and demands of mechanics, materialmen, laborers or others, which, if unpaid, might result in or permit the creation of a lien) on or affecting the Premises or any part thereof, or on or affecting the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor forthwith shall do, at the cost of the Mortgagor and without expense to the Mortgagee, everything necessary to fully preserve the lien of this Mortgage. In the event that the Mortgagor fails in a timely manner to make payment in full of, bond or discharge, such liens the Mortgagee may, but shall not be obligated to, make payment, bond or discharge such liens, upon notice to the Mortgagor if practicable in order fully to preserve the lien of this Mortgage and the collateral value of the Premises, and the Mortgagor shall, on demand, reimburse the Mortgagee for all sums so expended and such sums shall bear interest at the rate provided for under the Loan Agreement.

                           (ii)   Nothing in this Section 2.10 shall require the
payment or discharge of any obligation  imposed upon the Mortgagor by subsection
(i) of this Section 2.10 so long as the Mortgagor shall bond or discharge any lien on the Premises arising from such obligation or in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon, the sale of the lien thereof and the sale or forfeiture of the Premises or any part thereof, to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, provide security reasonably satisfactory to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest; and provided, further, that if at any time payment of any obligation imposed upon the Mortgagor by subsection (i) of this Section 2.10 shall become necessary
(a) to prevent the sale or forfeiture of the Premises or any portion thereof because of non-payment, or (b) to protect the lien of this Mortgage, then the Mortgagor shall pay the same in sufficient time to prevent the sale or forfeiture of the Premises or to protect the lien of this Mortgage, as the case may be.

                  Section 2.11. Condemnation Awards. The Mortgagor, promptly after obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify the Mortgagee of the pendency of such proceedings. The Mortgagee may participate in any such proceedings, and the Mortgagor from time to time will deliver to the Mortgagee all instruments requested by it to permit such participation. All awards and compensation payable to the Mortgagor as a result of any condemnation or other taking or purchase in lieu thereof, of the Premises or any part thereof, are hereby assigned to and shall be paid to the Mortgagee. The Mortgagor hereby authorizes the Mortgagee to collect and receive such awards and compensation, to give proper receipts and


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acquittances therefor and, in the Mortgagee's sole discretion, to apply the same toward the payment of the Indebtedness in accordance with the terms of the Loan Agreement. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, any awards recovered by Mortgagee, less the reasonable cost, if any, to Mortgagee of such recovery and of paying out such
proceeds  shall  be  applied  by  the  Mortgagee  to  the   restoration  of  the
Improvements. The Mortgagor, upon request by the Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to the Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever, except for the Permitted Encumbrances. The Mortgagee shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by the Mortgagor of interest at the applicable rate provided for in the Loan Agreement.

                  Notwithstanding the voiding of the original sale(s) or leasing(s) of all or any portion of the Premises, the Mortgagor shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Loan Agreement. The Mortgagee may apply any such payment to the discharge of the Indebtedness whether or not then due and payable in such priority and proportions as the Mortgagee in its discretion shall deem to be proper. If the Premises are sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of such payment, the Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said payment, or a portion thereof sufficient to pay the Indebtedness, whichever is less. The Mortgagor, after obtaining the prior written consent of the Mortgagee, shall file and prosecute its claim or claims for any such payment in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee, and hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor or otherwise, to collect and receipt for any such payment and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand of the Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such payment to the Mortgagee, free and clear of any encumbrances of any kind or nature whatsoever, except for the Permitted Encumbrances and the rights of the holder of the Prior Mortgage.

                  Section 2.12. Costs of Defending and Upholding the Lien. If any action or proceeding is commenced with respect to the Premises to which action or proceeding the Mortgagee is made a party or in which it becomes necessary to defend or uphold the lien of this Mortgage, the Mortgagor shall, on demand, reimburse the Mortgagee for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements and reasonable appellate attorneys' fees and disbursements) incurred by


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the  Mortgagee in any such action or  proceeding  and such  expenses  shall bear interest at the rate provided for in the Loan Agreement until reimbursed. In any action or proceeding to foreclose this Mortgage or to recover or collect the Indebtedness, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

                  Section  2.13.  Additional  Advances  and  Disbursements.  The
Mortgagor shall pay by the last day payable without premium or penalty all payments and charges on all liens, encumbrances, ground and other leases and security interests which affect or may affect or attach or may attach to the Premises, or any part thereof, and in default thereof, the Mortgagee shall have the right, but shall not be obligated, to pay, without prior notice to the Mortgagor, such payments and charges and the Mortgagor shall, on demand, reimburse the Mortgagee for amounts so paid. In addition, upon default of the Mortgagor in the performance of any other terms, covenants, conditions or obligations by it to be performed hereunder or under any such lien, encumbrance, lease or security interest, the Mortgagee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of the Mortgagor. All sums advanced and reasonable expenses incurred at any time by the Mortgagee pursuant to this Section 2.13 or as otherwise provided under the terms and provisions of this Mortgage or under applicable law shall bear interest from the date that such sum is advanced or expenses incurred, to and including the date of reimbursement, computed at a rate set forth in the Loan Agreement (the "Default Rate"). All interest payable hereunder shall be computed on the basis of a 360-day year over the actual number of days elapsed. Any such amounts advanced or incurred by the Mortgagee, together with the interest thereon, shall be payable on demand, shall, until paid, be secured by this Mortgage as a lien on the Premises and shall be part of the Indebtedness.

                  Section 2.14. Costs of Enforcement. The Mortgagor agrees to bear and pay all expenses (including, without limitation, reasonable attorneys' fees and disbursements and reasonable appellate attorneys' fees and disbursements for legal services of every kind) of or incidental to the enforcement of any provision hereof, or the enforcement, compromise of settlement of this Mortgage, the Loan Agreement, the Note or the Indebtedness, and for the curing thereof, or for defending or asserting the rights and claims of the Mortgagee in respect thereof, by litigation or otherwise. All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, the
Mortgagor: (i) hereby waives trial by jury; and (ii) will not (a) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Premises or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor (b) claim, take or insist upon any benefit or advantage of any law now or hereafter in force


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providing for the  valuation or appraisal of the Premises,  or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor (c) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (iii) hereby expressly waives all benefit or advantage of any such law or laws; and (iv) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Premises (or any part thereof) marshalled upon any foreclosure hereof.

                  Section 2.15. Filing Charges, Recording Fees, Taxes, etc. The Mortgagor shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Mortgagee by reason of its ownership of the Note or this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any interest of the Mortgagor in and to any fixture or personal property at the Premises or any instrument of further assurance, other than income, franchise, succession, inheritance, business and similar taxes, and shall pay all other taxes, if any, required to be paid on the debt evidenced by the Note. In the event the Mortgagor fails to make such payment within ten (10) days after written notice thereof to the Mortgagor, then the Mortgagee shall have the right, but shall not be obligated, to pay the amount due, and the Mortgagor shall, on demand, reimburse the Mortgagee for said amount, together with interest thereon computed at the Default Rate.

                  Section 2.16. Restrictive Covenants and Leasing Requirements. Without the prior written consent of the Mortgagee, the Mortgagor shall not: (i) execute or permit to exist any lease or occupancy of all or substantially all of the Premises except for the actual use and occupancy of the tenant thereof; (ii) modify, renew or amend in any material respect any lease or occupancy agreement affecting the Premises; (iii) grant rent concessions, or discount any rents, or collect any rents for a period of more than one month in advance; (iv) execute any conditional bill of sale, chattel mortgage or other security instruments covering any furniture, furnishings, fixtures and equipment, intended to be incorporated in the Premises or the appurtenances thereto, or covering articles of personal property placed in the Premises or purchase any of such furniture, furnishings, fixtures and equipment so that ownership of the same will not vest unconditionally in the Mortgagor, free from encumbrances on delivery to the Premises except as otherwise provided in the Loan Agreement; (v) further assign the leases and rents affecting the Premises, except in connection with the Prior Mortgage; (vi) sell, transfer, alienate, grant, convey or assign any interest in the Premises or any part thereof except as otherwise provided in the Loan Agreement; (vii)


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further mortgage, encumber, alienate,  hypothecate, grant a security interest in or grant any other interest whatsoever in the Premises or any part thereof, or interest therein except as otherwise provided in the Loan Agreement; or (viii) if the Premises are now or should at any time in the future be subject to the terms of any rent control or rent stabilization statute, ordinance, rule or regulation, fail to comply and/or cause the Premises to comply with the terms and requirements of such statute, ordinance, rule or regulation, so and in such fashion as to insure that the Premises shall be subject to the terms and provisions, and receive the benefits, of said statute, ordinance, rule or regulation.

                  Section 2.17.  Assignment  of Rents.  Subject to the Permitted
Encumbrances and the assignment of rents granted in connection with the Prior Mortgage, the Mortgagor hereby assigns to the Mortgagee, as further security for the payment of the Indebtedness, its interest in the rents, issues and profits of the Premises, together with its interest in all leases and other documents evidencing such rents, issues and profits now or hereafter in effect and its interest in any and all deposits held as security under said leases, and shall, upon demand, deliver to the Mortgagee a copy of each lease or other document to which it is a party and which affects the Premises. Nothing contained in the foregoing sentence shall be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such lease or other document or otherwise to impose any obligation on the Mortgagee
(including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease or in any law of the State in which the Premises are located in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that the Mortgagee shall be accountable for any money actually received pursuant to such assignment. The Mortgagor hereby further grants to the Mortgagee the right (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings (or any other proceedings of the Mortgagee's selection) any tenant defaulting in the payment thereof to the Mortgagee, (iii) to let the Premises, or any part thereof, and
(iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses on account of said Indebtedness. Such assignment and grant shall continue in effect until the Indebtedness is paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of the Mortgagor to the entry upon and taking possession of the Premises by the Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until the occurrence of an Event of Default, the Mortgagor shall have a revocable license to receive said rents, issues and profits and otherwise manage the Premises. The Mortgagor agrees to hold said rents, issues and profits in trust and to use the same first, in payment of the cost of the improvement and second, in payment of the Indebtedness to


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the extent  the same is then due and owing.  Such  license of the  Mortgagor  to collect and receive said rents, issues and profits may be revoked by the Mortgagee upon the occurrence of an Event of Default by giving not less than five (5) days' written notice of such revocation, served personally upon or sent by registered mail to the record owner of the Premises. The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact, coupled with an interest, to receive and collect all rent, additional rent and other sums due under the terms of each lease to which the Mortgagor is a party and to direct any such tenant, by written notice or otherwise, to forward such rent, additional rent or other sums by mail or in person to the Mortgagee.

                  Section 2.18. Indemnity. The Mortgagor agrees that it shall indemnify, defend and hold harmless the Mortgagee from and against all loss, liability, obligation, claim, damage, penalty, cause or action, cost and expense, including without limitation any assessments, levies, impositions, judgments, reasonable attorneys' fees and disbursements, cost of appeal bonds and printing costs, imposed upon or incurred by or asserted against the Mortgagee (other than those arising from the gross negligence, but not mere negligence, or willful misconduct of Mortgagee) by reason of (a) ownership of this Mortgage; (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises; (c) any use, non-use or condition of the Premises; (d) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part for maintenance or otherwise; (f) the imposition of any mortgage, real estate or governmental tax incurred as a result of this Mortgage or the Note, other than income tax payable by, or other taxes personal to, the Mortgagee; or (g) any violation or alleged violation by the Mortgagor of any law. Any amounts payable under this Section 2.18 shall be due and payable on demand and until paid shall bear interest at the Default Rate. If any action is brought against the Mortgagee by reason of any of the foregoing occurrences, the Mortgagor will, upon the Mortgagee's request, defend and resist such action, suit or proceeding, at the Mortgagor's sole cost and expense by counsel approved by the Mortgagee.


                                                      ARTICLE III

                                                 Default and Remedies


                  Section 3.01. Events of Default. The following shall constitute "Events of Default" under this Mortgage: the occurrence of any Event of Default under the Loan Agreement.

                  Section 3.02.  Remedies.



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                           (i)      Upon the occurrence of an Event of Default
under Section 10.7 of the Loan Agreement, the entire unpaid Indebtedness shall be immediately due and payable and the Mortgagee may exercise any of the rights and remedies described in this Section 3.02(i). Upon the occurrence of any Event of Default, the Mortgagee may, in addition to any rights or remedies available to it hereunder, take such action as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Premises, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee: (1) declare the entire unpaid Indebtedness to be immediately due and payable; or (2) enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess the Mortgagor and its agents and servants therefrom, and thereupon the Mortgagee may (a) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct the business thereat; (b) complete any construction on the Premises in such manner and form as the Mortgagee deems advisable; (c) make alterations, additions, renewals, replacements and improvements to or on the Improvements and the balance of the Premises; (d) exercise all rights and powers of the Mortgagor with respect to the Premises, whether in the name of the Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof; and (e) apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Premises, as well as just and reasonable compensation for the services of the Mortgagee, its counsel, agents and employees; or (3) if allowed under applicable law, institute proceedings for the complete foreclosure of this Mortgage in which case the Premises may be sold for cash or credit in one or more parcels; or (4) with or without entry and, to the extent permitted, and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the lien of this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Indebtedness not then due; or (5) institute an action, suit or proceeding in equity for the specific performance of any covenants, condition or agreement contained herein, in the Loan Agreement or in the Note; or (6) recover judgment on the Note, the Loan Agreement or any guaranty either before, during or after or in lieu of any proceedings for the enforcement of this Mortgage; or (7) apply for the appointment of a trustee, receiver, liquidator or conservator of the Premises, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor,


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any  guarantor or of any person,  firm or other entity liable for the payment of the Indebtedness to which appointment the Mortgagor does hereby consent; or (8) sell the Premises, or any part thereof, to the extent permitted and pursuant to the procedures provided by the laws of the State in which the Premises are located, and all estate, right, title and interest, claim and demand therein, and right of redemption thereat, at one or more sales, as an entity or in parcels, and at such time and place, upon such terms and after such notice thereof as may be required by applicable law; or (9) exercise the Statutory Power of Sale; or (10) pursue such other remedies as the Mortgagee may have under applicable law.

                           (ii)     The purchase money proceeds or avails of any
sale made under or by virtue of this Article III, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article III or otherwise, shall be applied as follows:

                                    First:  To  the  payment  of the  costs  and
                              expenses of any such sale, or the costs and expenses of entering upon, taking possession of, removal from, holding, operating and managing the Premises or any part thereof, as the case may be, including reasonable compensation to the Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest as provided herein on all advances made by the Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Premises shall have been sold.

                                    Second:  To the payment of the whole  amount
                              then due, owing or unpaid upon the Note for principal and interest with interest on the unpaid principal at the rate herein specified from and after the happening of any Event of Default from the due date of any such payment of principal until the same is paid.

                                    Third:  To the payment of any other sums
                              required to be paid by the Mortgagor pursuant to any provision of this Mortgage, the Loan Agreement or of the Note.

                                Fourth:  To the payment of the surplus, if any,
                              to whomsoever may be lawfully entitled to receive the same.

The Mortgagee and any receiver of the Premises or any part thereof shall be liable to account for only those rents, issues and profits actually received by it.


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                           (iii)         The Mortgagee may adjourn from time to
time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and except as otherwise provided by any applicable provision of law, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                           (iv)   Upon the completion of any sale or sales made
by the Mortgagee under or by virtue of this Article III, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Premises and rights so sold and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article III, whether made under the power of sale herein granted or otherwise, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Mortgagor.

                           (v)      In the event of any sale made under or by
virtue of this Article III, the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Note, the Loan Agreement or in this Mortgage to the contrary notwithstanding, become due and payable.

                           (vi)    Upon any sale made under or by virtue of this
Article III, the Mortgagee may bid for and acquire the Premises or any part thereof or interest therein and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness of the Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.



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                           (vii)            No recovery of any judgment by the
Mortgagee and no levy of an execution under any judgment upon the Premises or upon any other property of the Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Premises or any part thereof, or any liens, rights, powers or remedies of the Mortgagee hereunder, but such liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before.

                  Section   3.03.   Statutory   Condition  and  Power  of  Sale.
Notwithstanding any other provision herein to the contrary, this Mortgage is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements of, and conditions imposed upon, the Mortgagor contained herein and in the Note or the Loan Agreement and other instruments and agreements evidencing or securing the Indebtedness secured hereby shall be kept and fully performed, for any breach of which (remaining uncured beyond the grace period, if any, provided herein or therein) the Mortgagee shall have the STATUTORY POWER OF SALE, and upon the further condition that upon default (remaining uncured as aforesaid) the Mortgagee shall have as to the personal property all of the remedies of a Secured Party under the Uniform Commercial Code as now in effect in the Commonwealth of Massachusetts including (but not limited to) the option to proceed as to both the real estate and personal property under the law relating to foreclosures of real estate mortgages, and such further remedies as from time to time may hereafter be provided in Massachusetts for a Secured Party, and upon the further condition that all rights of the Mortgagee under this Mortgage as to the personal property and the real estate may be exercised together or separately. In case of a foreclosure sale the Mortgagee shall be entitled to retain one (1%) percent of the purchase money in addition to the costs, charges and expenses allowed under the Statutory Power of Sale or under this Mortgage. In case redemption is had by the Mortgagor after foreclosure proceedings have been begun, the Mortgagee shall be entitled to collect all costs, charges and expenses, including reasonable attorneys' fees, incurred upon the time of redemption plus a fee of one (1%) percent of the Indebtedness secured hereby.

                           In exercising its power of sale under this
instrument, the Mortgagee may sell the personal property, or any part thereof, either separately from or together with the real estate, or any part thereof, either as one unit or in such separate units, all as the Mortgagee may in its discretion elect; and may so sell the real estate as one unit or in such separate units, all as Mortgagee may in its discretion elect; and may so sell the Premises or any part thereof either separately from or together with the whole or any part of other collateral which may constitute security for any obligation secured by the Premises, also as Mortgagee may in its discretion elect. In the event of any separate sale of personal property, the Mortgagee will give to the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof is to be made, and such requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the


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address of the  Mortgagor  as provided  in this  Mortgage at least five (5) days before the time of the sale or other disposition.

                  Section 3.04. Payment of Indebtedness After Default. Upon the occurrence of any Event of Default and the acceleration of the maturity hereof, if, at any time prior to foreclosure sale, the Mortgagor or any other person tenders payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms hereof and/or of the Note and/or the Loan Agreement and shall be deemed to be a voluntary prepayment hereunder, in which case such payment must include the premium and/or fee required under the prepayment provision, if any, contained herein or in the Note. This provision shall be of no force or effect if at the time that such tender of payment is made, the Mortgagor has the right under this Mortgage, the Loan Agreement or the Note to prepay the Indebtedness without penalty or premium.

                  Section 3.05. Possession of the Premises. Upon the occurrence of any Event of Default hereunder, it is agreed that the Mortgagor, if it is the occupant of the Premises or any part thereof, shall immediately surrender possession of the Premises so occupied to the Mortgagee, and if the Mortgagor is permitted to remain in possession, the possession shall be as a tenant of the Mortgagee and, on demand, Mortgagor shall pay to the Mortgagee monthly, in advance, a reasonable rental for the space so occupied and in default thereof Mortgagor may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Premises or any part thereof. Nothing in this Section 3.05 shall be deemed to be a waiver of the provisions of this Mortgage prohibiting the sale or other disposition of the Premises without the Mortgagee's prior written consent.

                  Section 3.06. Interest After Default. All unpaid and accrued interest, including any interest accruing after an Event of Default, shall be secured by this Mortgage as a part of the Indebtedness. Nothing in this Section
3.06 or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Indebtedness.

                  Section 3.07. Mortgagor's Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Mortgagee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Note, the Loan Agreement or of this Mortgage, the Mortgagor will (i) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding and (ii) if required by the Mortgagee, consent to the appointment of a receiver or receivers of the Premises and of all the earnings, revenues, rents, issues, profits and income thereof.

                  Section 3.08. Control by Mortgagee After Default. Notwithstanding the appointment of any receiver, liquidator or


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trustee of the Mortgagor,  or of any of its property,  or of the Premises or any part thereof, the Mortgagee shall be entitled to retain possession and control of all property now and hereafter covered by this Mortgage.


                                                      ARTICLE IV

                                                     Miscellaneous


                  Section 4.01. Credits Waived. The Mortgagor will not claim nor demand nor be entitled to any credit or credits against the Indebtedness for so much of the taxes assessed against the Premises or any part thereof, as is equal to the tax rate applied to the amount due on this Mortgage or any part thereof, and no deductions shall otherwise be made or claimed from the taxable value of the Premises or any part thereof by reason of this Mortgage or the Indebtedness secured hereby.

                  Section 4.02. No Releases. The Mortgagor agrees, that in the event the Premises (or any part thereof or interest therein) are sold and the Mortgagee enters into any agreement with the then owner of the Premises extending the time of payment of the Indebtedness, or otherwise modifying the terms hereof, the Mortgagor shall continue to be liable to pay the Indebtedness according to the tenor of any such agreement unless expressly released and discharged in writing by the Mortgagee.

                  Section 4.03. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent to any party hereto in accordance with the terms and conditions of the Loan Agreement.

                  Section 4.04. Binding Obligations. The provisions and covenants of this Mortgage shall run with the land, shall be binding upon the Mortgagor and shall inure to the benefit of the Mortgagee, subsequent holders of this Mortgage, and the respective successors and assigns of the foregoing. For the purpose of this Mortgage, the term "Mortgagor" shall include and refer to the Mortgagor named herein, any subsequent owners of the Premises (or any part thereof or interest therein), and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all their undertakings hereunder shall be deemed joint and several.

                  Section 4.05. Legal Construction. The creation of this Mortgage, the perfection of the lien or security interest in the Premises, and the rights and remedies of the Mortgagee with respect to the Premises, as provided herein and by the laws of the State wherein the Real Property is located, shall be governed by and construed in accordance with the internal laws of the state wherein the Real Property is located without regard to principles of conflict of law. Otherwise, to the extent permitted by applicable


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



law, this Mortgage, the Note, the Loan Agreement and all other obligations of Mortgagor (including the liability of Mortgagor for any deficiency following a foreclosure of all or any part of the Premises) shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws, such state being the state where such documents were executed and delivered. Nothing in this Mortgage, the Loan Agreement, the Note or in any other agreement between the Mortgagor and the Mortgagee shall require the Mortgagor to pay, or the Mortgagee to accept, interest in an amount which would subject the Mortgagee to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or under the Note, the Loan Agreement or any such other agreement which are or could be held to be in the nature of interest and which would subject the Mortgagee to any penalty or forfeiture under applicable law, then ipso facto the obligations of the Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law. Should the Mortgagee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error and shall automatically be held by the Mortgagee as additional cash collateral for the Indebtedness.

                  Section 4.06. Captions. The captions of the Sections of this Mortgage are for the purpose of convenience only and are not intended to be a part of this Mortgage and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

                  Section 4.07. Further Assurances. The Mortgagor shall do, execute, acknowledge and deliver, at the sole cost and expense of the Mortgagor, all and ever such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as the Mortgagee may require from time to time in order to better assure, convey, grant, assign, transfer and confirm unto the Mortgagee, the rights now or hereafter intended to be granted to the Mortgagee under this Mortgage, any other instrument executed in connection with this Mortgage or any other instrument under which the Mortgagor may be or may hereafter become bound to convey, mortgage or assign to the Mortgagee for carrying out the intention of facilitating the performance of the terms of this Mortgage. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact to execute, acknowledge and deliver for and in the name of the Mortgagor any and all of the instruments mentioned in this Section 4.07 and this power, being coupled with an interest, shall be, irrevocable as long as any part of the Indebtedness remains unpaid.

                  Section 4.08. Severability. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction or prohibited or unenforceable as to any person or entity shall, as to such jurisdiction, person or entity or circumstance be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting


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



the validity or enforceability of such provisions in any other jurisdiction or as to any other person or entity or circumstance.

                  Section 4.09.             General Conditions.

                           (i)      All covenants hereof shall be construed as
affording to the Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of any other applicable law.

                           (ii)     This Mortgage cannot be altered, amended,
modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought.

                           (iii)            No remedy herein conferred upon or
reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment (other than a monetary payment in cure of a monetary default) after the occurrence of an Event of Default shall not be deemed a waiver of or a cure of such Event of Default and every power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time as often as may be deemed expedient by the Mortgagee. Nothing in this Mortgage, the Loan Agreement or in the Note shall limit or diminish the obligation of the Mortgagor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

                           (iv)     No waiver by the Mortgagee will be effective
unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Mortgagee for insurance premiums, taxes, assessments, water rates, sewer rentals, levies, fees or any other charges affecting the Premises, shall not constitute a waiver of the Mortgagor's default in making such payments and shall not obligate the Mortgagee to make any further payments.

                           (v)  The Mortgagee shall have the right to appear in
and defend any action or proceeding, in the name and on behalf of the Mortgagor which the Mortgagee, in its reasonable discretion, feels may adversely affect the Premises or this Mortgage. The Mortgagee shall also have the right to institute any action or proceeding which the Mortgagee, in its discretion, feels should be brought to protect its interest in the Premises or its rights hereunder. All costs and expenses incurred by the Mortgagee in connection with such actions or proceedings, including, without limitation, reasonable attorneys' fees and expenses and appellate


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



attorneys' fees and expenses, shall be paid by the Mortgagor on demand and shall be secured by this Mortgage.

                           (vi)    In the event of the passage after the date of
this Mortgage of any law of any governmental authority having jurisdiction hereof or the Premises, deducting from the value of land for the purpose of taxation, affecting any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Mortgage, the Mortgagor shall promptly pay to the Mortgagee, on demand, all taxes, costs and charges for which the Mortgagee is or may be liable as a result thereof; provided that if said payment shall be prohibited by law, render the Note usurious or subject the Mortgagee to any penalty or forfeiture, then and in such event the Indebtedness shall, at the option of the Mortgagee, be immediately due and payable.

                           (vii)  The Mortgagor hereby appoints the Mortgagee
as its attorney-in-fact in connection with the personal property and fixtures covered by this Mortgage, where permitted by law, to file on its behalf any financing statements or other statements in connection therewith with the appropriate public office signed by the Mortgagee, as secured party. This power, being coupled with an interest, shall be irrevocable so long as any part of the Indebtedness remains unpaid.

                  Section 4.10. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of other mortgages, deeds of trust and assignments of leases and rents and other security documents
(hereinafter collectively the "Other Loan Documents") which secure the Indebtedness in whole or in part. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any security for or guarantors upon any of the Indebtedness or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any of the Indebtedness or any collateral security therefor including the Other Loan Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or any disposition of any of the Indebtedness or of any of the collateral security therefor, including the Other Loan Documents or any guarantee thereof. Mortgagee may, at its discretion, foreclose, exercise any power of sale or exercise any other remedy available to it under any or all of the Other Loan Documents without first exercising or enforcing any of its rights and remedies hereunder, or may foreclose, exercise any power of sale, or exercise any other right available under this Mortgage without first exercising or enforcing any of its rights and remedies under any or all of the Other Loan Document. Such


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exercise of  Mortgagee's  rights and remedies under any or all of the Other Loan
Documents shall not in any manner impair the Indebtedness or lien of the Mortgage, and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Loan Documents or any of Mortgagee's rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Loan Documents separately or concurrently and in any order that Mortgagee may deem appropriate.

                  Section 4.11. Prior Mortgage. With respect to the mortgages of all or part of the Premises to which this Mortgage is subordinate as set forth in Schedule B annexed hereto, (together with the note or notes secured thereby and all other documents securing said note or notes, collectively, the "Prior Mortgage"), the following terms, covenants, conditions, representations and warranties shall apply.

                  (a) The Mortgagor  hereby  warrants and represents as follows:
         (i) all interest payments, principal payments and other payments and charges required thereby have been paid to the extent they are payable to the date hereof; (ii) the Mortgagor is not in default under any of the terms or provisions of the Prior Mortgage required to be observed or performed; (iii) no term, covenant or provisions of the Prior Mortgage prohibits or imposes a limitation upon the grant and demise of this Mortgage; and (iv) the Mortgagor has, prior to its execution hereof, delivered to the Mortgagee true and correct duplicate original copies of the Prior Mortgage and of any and all amendments and modifications thereof.

                  (b)      The Mortgagor covenants and agrees as follows:
         (i) to promptly pay when due, all payments, additional payments and other sums or charges required to be paid by the Mortgagor under the Prior Mortgage; (ii) to perform and observe all covenants and conditions to be performed and/or observed by the Mortgagor under the Prior Mortgage and shall promptly deliver to the Mortgagee photocopies of all notices, agreements and modifications (whether proposed or actual) received by the Mortgagor from any holder or holders of the Prior Mortgage (the "Prior Mortgagee") or counsel therefor within three (3) days after receipt thereof by the Mortgagor;
         (iii) not to do, permit, suffer or refrain from doing anything as a result of which, there could be a default under or breach of any of the terms of the Prior Mortgage; (iv) not to surrender any of the property mortgaged under the Prior
         Mortgage or to modify, amend or in any way alter or permit the alteration of any of the terms of the Prior Mortgage or so as to (A) increase the sums payable thereunder, whether characterized as interest, debt service or otherwise, (B) extend the term thereof, (C) increase the principal sums secured thereby, (D) make materially more onerous to the Mortgagor any term or provision of the Prior Mortgage and/or
         (E) jeopardize, reduce or further subordinate either the


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



         rights or remedies of the Mortgagee hereunder or the lien of this Mortgage without the prior written consent of the Mortgagee in each instance; (v) not to waive, excuse or discharge any of the obligations and agreements of the Prior Mortgagee; (vi) to do all things necessary to preserve unimpaired all of the Mortgagor's rights under the Prior Mortgage; and (vii) to furnish to the Mortgagee such information and evidence as the Mortgagee may reasonably request concerning the Mortgagor's due observance, performance and compliance with the terms, covenants and provisions of the Prior Mortgage. The Mortgagee shall have the right upon the occurrence of any default, exercisable by notice to the Mortgagor, to require the Mortgagor to make payments of principal and interest under the Prior Mortgage through the Mortgagee and, if the Mortgagee exercises such right, the Mortgagor shall deliver to the Mortgagee a check in the amount of each installment of such principal and interest, payable to the order of the holder of the Prior Mortgage, not later than three (3) days prior to the due date thereof and the Mortgagee shall promptly forward such check to said holder.

                  (c) In the event of any default beyond the applicable grace period set forth in the Prior Mortgage by the Mortgagor in the performance of any of its obligations under the Prior Mortgage, including, without limitation, any default in the terms of repayment thereunder, including, but not limited to, charges and impositions made payable by the Prior Mortgagee thereunder, then, in each and every case, the Mortgagee may, at its option and without notice, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of the Mortgagor thereunder in the name of and on behalf of the Mortgagor. The Mortgagor shall, on demand, reimburse the Mortgagee for all advances made and reasonable expenses incurred by the Mortgagee in curing any such default (including, without limitation, reasonable attorney's fees), together with interest thereon computed at the Default Rate from the date that an advance is made or expense is incurred to and including the date the same is paid.

                  (d) The Mortgagor hereby irrevocably  designates the Mortgagee its agent and attorney-in-fact to perform or observe on behalf of the Mortgagor any covenant or condition which the Mortgagor fails to perform or observe under the Prior Mortgage within any applicable grace period specified in the Prior Mortgage, including, but not limited to, the payment of any principal and/or interest payable under the Prior Mortgage, and any advances made by the Mortgagee in connection with such performance or observance shall be repaid by the Mortgagor within ten (10) days of demand with interest at the Default Rate and the amount so advanced with interest, shall be a lien upon the Mortgaged Property and shall be secured by this Mortgage. The performance or observance of such covenant or condition by the Mortgagee shall not prevent the Mortgagor's failure so to perform or observe from constituting an Event of


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         Default. In performing or observing any such covenant or condition, the
         Mortgagee shall have the right to enter upon the Premises. Upon receipt by the Mortgagee from the Mortgagor and/or the holder of the Prior Mortgage of any notice of default under the Prior Mortgage, the Mortgagee may rely thereon and take any action permitted by this
         Section 4.11 to remedy such default notwithstanding that the existence of such default or the nature thereof may be questioned or denied by the Mortgagor. Nothing contained in this Section 4.11 shall be deemed to create any duty or obligation on the part of the Mortgagee to take any action with respect to the Prior Mortgage and/or the curing of any defaults thereunder.

                  (e) The Mortgagor represents and warrants that neither the Mortgagor nor any affiliate of the Mortgagor nor any person acting on behalf of either the Mortgagor or any affiliate of the Mortgagor is the holder of the Prior Mortgage or any participation therein or is the owner of a legal or equitable interest in such holder (other than by reason of being a shareholder in any one or more of the Term Loan Lenders (as defined in the Loan Agreement).

                  (f) If the Mortgagor or any subsequent owner of the Premises or any affiliate or agent or nominee of the Mortgagor or such subsequent owner becomes the Prior Mortgagee then notwithstanding anything to the contrary contained in any document, agreement or law the lien of the Prior Mortgage shall merge with the fee ownership of the Premises and the lien of this Mortgage shall automatically become a first mortgage lien on the Premises.

                  (g) To the extent that the rights of the Prior Mortgagee preclude or preempt the Mortgagee from exercising any of its rights given the Mortgagee hereunder, then the rights of the Prior Mortgagee shall control and to the extent that the terms of the Prior Mortgage are inconsistent with the terms of this Mortgage then the Mortgagee acknowledges that the terms provided for in this Mortgage are subordinate to the terms of the Prior Mortgage for so long as the Prior Mortgage remains a lien on the Premises prior to the lien of this Mortgage.

                  Section 4.12.  Receipt of Copy.  The Mortgagor
acknowledges that it has received a true copy of this Mortgage, provided without charge.




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



                  Section 4.13. Loan Agreement Paramount. If and to the extent that any provisions of this Mortgage conflict or are otherwise inconsistent with any provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail.

                  Section 4.14. Intercreditor Agreement. The rights of Mortgagee to enforce its rights and remedies hereunder shall be subject to the terms and conditions of that Intercreditor Agreement dated as of the date hereof by and between Mortgagee, in its individual capacity, GECC and Mortgagee in its capacity as administrative and collateral monitoring agent for the Lenders and The Chase Manhattan Bank, N.A., Fleet National Bank and Chase Manhattan Bank, N.A. as agent for itself and Fleet National Bank.

                  IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor as of the date first above written.


                                              SWANK, INC.



                                               By: ____________________________
                                                    Name:  John A. Tulin
                                                           Title: President



                                               By: ____________________________
                                                   Name:  Andrew C. Corsini
                                                          Title: Treasurer






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